THE GABELLI UTILITY TRUST
Exhibit 2 - 77(Q)1(a)




SECOND AMENDED AND RESTATED BY-LAWS
OF
THE GABELLI UTILITY TRUST



TABLE OF CONTENTS               Page

ARTICLE I Shareholder Meetings	3
Section 1.1	Chairman	3
Section 1.2	Voting	4
Section 1.3	Fixing Record Dates	4
Section 1.4	Inspectors of Election	4
Section 1.5	Special Meetings of Shareholders	5
Section 1.6	Place of Meetings	6
Section 1.7	Notice of Meetings	6
Section 1.8	Nature of Business at Annual Meetings of Shareholders	6
Section 1.9	Nomination of Trustees	9
Section 1.10	Conduct of Meetings	15
Section 1.11	Postponements; Adjournments	15
ARTICLE II Trustees	16
Section 2.1	Annual and Regular Meetings	16
Section 2.2	Chairman; Records	16
Section 2.3	Qualification	16
Section 2.4	Governance	20
ARTICLE III Officers	20
Section 3.1	Officers of the Fund	20
Section 3.2	Election and Tenure	20
Section 3.3	Removal of Officers	20
Section 3.4	Bonds and Surety	20
Section 3.5	Chairman, President, and Vice Presidents	20
Section 3.6	Secretary	21
Section 3.7	Treasurer	21
Section 3.8	Other Officers and Duties	21
ARTICLE IV Miscellaneous	21
Section 4.1	Depositories	21
Section 4.2	Signatures	22
Section 4.3	Seal	22
Section 4.4	Disclosure of Holdings	22
Section 4.5	Governing Law	22
Section 4.6	Provisions in Conflict with Law or Regulation	22
ARTICLE V SHARE Transfers	22
Section 5.1	Transfer Agents, Registrars and the Like	22
Section 5.2	Transfer of Shares	23
Section 5.3	Registered Shareholders	23
ARTICLE VI Amendment of By-Laws	23
Section 6.1	Amendment and Repeal of By-Laws	23


THE GABELLI UTILITY TRUST
SECOND AMENDED AND RESTATED BY-LAWS
            These Second Amended and Restated By-Laws are made and adopted pursuant to Section 3.8 of the Third Amended and Restated Declaration of Trust establishing The Gabelli Utility Trust (the "Fund") dated as of [_________], 2011, as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws and not defined herein shall have the meaning or meanings set forth for such words or terms in the Declaration.
            Definitions. As used in these By-Laws, the following terms shall have the meanings ascribed to them:
            "12(d) Holder" shall have the meaning set forth in
Section 2.3(a)(xiii) of Article II of these By-Laws.
            "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.
            "5% Holder" shall have the meaning set forth in
Section 2.3(a)(ix) of Article II of these By-Laws.
            "beneficial owner" of a security shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (A) has or shares: (1) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (2) investment power which includes the power to dispose, or to direct the disposition, of such security or (B) owns, controls or holds with power to vote such security. A person shall be deemed to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of such shares at any time whether or not within sixty days. "Beneficially own," "own beneficially" and related terms shall have correlative meaning.
            "By-Laws" shall mean these Second Amended and Restated By-Laws of the Fund as amended or restated from time to time by the Trustees.
            "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
            "control" shall mean the power to exercise a controlling influence over a person, which in the case of a company means the power to exercise a controlling influence over the management or policies of such company, unless such power is solely the result of an official position with such company.
            "control relationship" with respect to any person shall mean control over such person, being controlled by such person or being under common control with such person.
            "director" shall mean any director of a corporation or any person performing similar functions with respect to any organization, whether incorporated or unincorporated, including any natural person who is a member of a board of trustees of any organization that is a statutory or common-law trust.
            "Disclosable Relationship" with respect to another person means (A) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of any agreement, arrangement, understanding or practice, including the sharing of information, decisions or actions, of a person with such other person with respect to the Fund or Shares, (B) the beneficial ownership of securities of any person known by such person to beneficially own Shares and of which such person knows such other person also beneficially owns any securities, (C) sharing beneficial ownership of any securities with such other Person, (D) being an immediate family member of such other person, (E) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of a material business or professional relationship with such other person or with any person of which such other person is a 5% Holder, officer, director, general partner, managing member or employee or (F) controlling, being controlled by or being under common control with such other person.
            "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
            "immediate family member" shall mean any parent, child, spouse, spouse of a parent, spouse of a child, brother or sister (including step and adoptive relationships).
            "Independent Trustee" shall mean a Trustee that is not an "interested person," as defined in Section 2(a)(19) of the 1940 Act, of the Fund.
            "investment fund" shall have the meaning set forth in
Section 2.3(a)(iii) of Article II of these By-Laws.
            "nominated or seated" shall have the meaning set forth in Section 2.3(a) of Article II of these By-Laws.
            "person" shall mean and include natural persons, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.
            "Prohibited Conduct" shall have the meaning set forth in Section 2.3(a)(v) of Article II of these By-Laws.
            "Proposed Nominee" shall have the meaning set forth in
Section 1.9(d)(i) of Article I of these By-Laws.
            "Proposed Nominee Associate" of any Proposed Nominee shall mean any person who has a Disclosable Relationship with such Proposed Nominee.
            "proxy access rules" shall have the meaning set forth in Section 1.9(g) of Article I of these By-Laws.
            "SEC" shall mean the U.S. Securities and Exchange
Commission.
            "Shareholder Associate" of any beneficial or record shareholder of Shares shall mean any person who has a Disclosable Relationship with such beneficial or record shareholder.
            "Shares" shall mean the units of beneficial interest into which the beneficial interests in the Fund shall be divided from time to time, including any preferred units of beneficial interest, which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.
            "special meeting in lieu of an annual meeting" shall mean a special meeting called by Trustees for the purpose of removing Trustees or terminating the Fund's investment advisory agreement in the event that an annual meeting of shareholders is not held on or before such date as may be required by Section
6.1 of the Declaration.
            "Special Meeting Request" shall have the meaning set forth in Section 1.5(b) of Article I of these By-Laws.
ARTICLE I

SHAREHOLDER MEETINGS
Chairman. Except as otherwise provided in Section 1.10 of these By-Laws, the Chairman, if any, shall act as chairman at all meetings of the shareholders; in the Chairman's absence, the
Trustee or Trustees present at each meeting may elect a
temporary chairman for the meeting, who may be one of themselves.
Voting.
                  (a)	As provided in the Declaration, shareholders
shall have no power to vote on any matter except as provided in or pursuant to Section 6.2 of the Declaration.
                  (b)	As provided in Section 6.4(b) of the
Declaration, where a separate vote of one or more classes or series of Shares is required on any matter:  (i) if the vote is for the election of one or more Trustees, the affirmative vote of a plurality of the Shares of such class or classes or series or series present in person or represented by proxy and entitled to vote for such Trustee or the Trustees shall be the act of the shareholders of such class or classes or series or series with respect to the election of such Trustee or Trustees; and (ii) if the vote is for any other matter, the affirmative vote of a
majority of the Shares of such class or classes or series or series present in person or represented by proxy and entitled to vote on such other matter shall be the act of the shareholders of such class or classes or series or series with respect to such other matter, in each case at any meeting at which a quorum is present with respect to the vote on the election of such Trustee(s) or such other matter.
                  (c)	Shareholders may vote either in person or by
duly executed proxy and each full share represented at the
meeting shall have one vote, all as provided in Article 6 of the
Declaration.
Fixing Record Dates. For the purpose of determining the shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are
entitled to participate in any dividends, or for any other
proper purpose, the Trustees may from time to time, without
closing the transfer books, fix a record date in the manner
provided in Section 6.3 of the Declaration. If the Trustees do
not prior to any meeting of shareholders so fix a record date or close the transfer books, then the date on which mailing of notice of the meeting is commenced or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.
Inspectors of Election.  In advance of any meeting of
shareholders, the Trustees may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman, if any, of any meeting of shareholders may appoint inspectors of election of the meeting. The number of inspectors shall be either one or three.  In case any person appointed as inspector fails to
appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman.
The inspectors of election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On
request of the Chairman, if any, of the meeting, the inspectors of election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.
Special Meetings of Shareholders.
                  (d)	Special meetings of shareholders may be
called only by the Board of Trustees (or any duly authorized committee), except a special meeting in lieu of an annual meeting shall be called by the Trustees upon the timely receipt by the Secretary of a request in proper form from one or more record shareholders acting pursuant to and in accordance with
Section 6.1 of the Declaration. Only such business shall be conducted at a special meeting or a special meeting in lieu of an annual meeting as shall be specified in the notice of meeting
(or any supplement thereto). In fixing a date for any special meeting, the Board of Trustees (or any duly authorized committee) may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the
meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting; provided, however, that the date fixed for any special meeting is consistent with Section 6.1 of the Declaration.
                  (e)	Any shareholder(s) of record seeking to
request a special meeting shall send written notice to the
Secretary (the "Special Meeting Request") by registered mail, return receipt requested, requesting the Secretary to call a special meeting.  Proof of the requesting shareholder's
ownership of Shares at the time of giving the Special Meeting Request must accompany the requesting shareholder's Special
Meeting Request.  The Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting, shall be signed by one or more shareholders of record (or their duly authorized agents), shall bear the date of signature of each requesting shareholder (or its duly
authorized agent) signing the Special Meeting Request and shall set forth all information that each such shareholder of record and, with respect to the beneficial owners of Shares on whose behalf such request is being made, each such beneficial owner of Shares would be required to disclose in a proxy statement or other filings required to be made in connection with
solicitations of proxies with respect to the proposed business to be brought before the meeting pursuant to Section 14 of the Exchange Act, as well as additional information required by
Section 1.8(d) of Article I of these By-Laws.  Upon receiving the Special Meeting Request, the Trustees may in their
discretion fix a date for the special meeting in lieu of an
annual meeting, which need not be the same date as that
requested in the Special Meeting Request.
                        (i)	The shareholder(s) of record
providing notice of business proposed to be brought
before a special meeting in lieu of an annual meeting
shall further update and supplement such notice, if
necessary, so that the information provided or
required to be provided in such notice pursuant to
this Section 1.5 shall be true and correct as of the
record date for determining the shareholders entitled
to receive notice of the special meeting in lieu of an
annual meeting and such update and supplement shall be
delivered to or be mailed and received by the
Secretary at the principal executive offices of the
Fund not later than five (5) business days after the
record date for determining the shareholders entitled
to receive notice of the special meeting in lieu of an
annual meeting.
                        (ii)	The Board of Trustees shall
determine the validity of any purported Special
Meeting Request received by the Secretary.
                        (iii)	Within ten (10) days of receipt
of a valid Special Meeting Request, the Secretary
shall inform the requesting shareholders of the
reasonably estimated cost of preparing and mailing the
notice of meeting (including the Fund's proxy
materials).  The Secretary shall not be required to
call a special meeting in lieu of an annual meeting
upon receipt of a Special Meeting Request and such
meeting shall not be held unless the Secretary
receives payment of such reasonably estimated cost
prior to the mailing of any notice of the meeting.
                  (f)	No business shall be conducted at a special
meeting in lieu of an annual meeting of shareholders except
business brought before any such meeting in accordance with the procedures set forth in this Section 1.5 of this Article I and in compliance with Article 6 of the Declaration.  If the chair of a special meeting in lieu of an annual meeting determines that business was not properly brought before such meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly
brought before the meeting and such business shall not be
transacted.
                  (g)	Nothing contained in this Section 1.5 of
this Article I shall be deemed to affect any rights of
shareholders to request inclusion of proposals in the Fund's proxy statement pursuant to Rule 14a-8 under the Exchange Act
(or any successor provision of law).
Place of Meetings.  Any shareholder meeting, including any
special meeting, shall be held within or without the state in which the Fund was formed at such place, date and time as the Trustees shall designate.
Notice of Meetings.  Written notice of all meetings of
shareholders, stating the place, date and time of the meeting, shall be given by the Secretary by mail to each shareholder of record entitled to vote thereat at its registered address, mailed at least ten (10) days and not more than sixty (60) days before the meeting or otherwise in compliance with applicable binding law. Such notice will also specify the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting. Nature of Business at Annual Meetings of Shareholders.
                  (h)	Only such business (other than nominations
for election to the Board of Trustees, which must comply with the provisions of Section 1.9 of this Article I) may be
transacted at an annual meeting of shareholders as is either:
                        (i)	specified in the notice of
meeting (or any supplement thereto) given by or at the
direction of the Board of Trustees (or any duly
authorized committee thereof),
                        (ii)	otherwise properly brought
before the annual meeting by or at the direction of
the Board of Trustees (or any duly authorized
committee thereof), or
                        (iii)	otherwise properly brought
before the annual meeting by any shareholder of record
of the Fund:
                     (A)	who is a shareholder of
record on the date such shareholder gives the
notice provided for in this Section 1.8 of
this Article I and on the record date for the
determination of shareholders entitled to
notice of and to vote at such annual meeting;
and
                     (B)	who complies with the
notice procedures set forth in this Section
1.8 of this Article I.
                  (i)	In addition to any other applicable
requirements, for business to be properly brought before an
annual meeting by a shareholder, such shareholder of record must have given timely notice thereof in proper written form to the Secretary of the Fund.
                  (j)	To be timely, a record shareholder's notice
to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Fund not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the
immediately preceding annual meeting of shareholders; provided, however, that such notice for the 2011 annual meeting of shareholders shall be delivered to the Secretary at the principal executive offices of the Fund neither earlier than
9:00 a.m., Eastern Time, on the 120th day nor later than 5:00
p.m., Eastern Time, on the 90th day before the first anniversary of the date of the proxy statement for the preceding year's
annual meeting of shareholders; provided, further, however, that in the event that an annual meeting is called for a date that is not within twenty-five (25) days before or after such
anniversary date, notice by the shareholder of record in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. "Public disclosure" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Fund with the SEC pursuant to the Exchange Act. In no event shall the adjournment or postponement of an annual meeting, or the public  announcement of such an
adjournment or postponement, commence a new time period (or
extend any time period) for the giving of a record shareholder's notice as described above.
                  (k)	To be in proper written form, a record
shareholder's notice to the Secretary must set forth the
following information:
                        (i)	as to each matter such
shareholder of record proposes to bring before the
annual meeting, a brief description of the business
desired to be brought before the annual meeting and
the reasons for conducting such business at the annual
meeting, and
                        (ii)	as to the record shareholder
giving notice and each beneficial owner, if any, on
whose behalf such notice is being given,
                     (A)	the name and address of
each such person and of each Shareholder
Associate of each such person;
                     (B)	(1)  the class or series
and number of all Shares which are owned
beneficially or of record by each such person
and each Shareholder Associate of each such
person,
                      (2)	whether and the
extent to which any derivative instrument,
swap, option, warrant, short interest,
hedge or profit interest or other
transaction has been entered into by or on
behalf of any such person, or any
Shareholder Associate of any such person,
with respect to Shares, and
                      (3)	whether and the
extent to which any other transaction,
agreement, arrangement or understanding
(including any short position or any
borrowing or lending of Shares) has been
made by or on behalf of any such person,
or any Shareholder Associate of any such
person, where the effect or intent of any
of the foregoing is to mitigate loss to,
or to manage risk or benefit of Share
price changes for, any such person, or any
Shareholder Associate of any such person,
or to increase or decrease the voting
power or pecuniary or economic interest of
any such person, or any Shareholder
Associate of any such person, with respect
to Shares;
                     (C)	a description of all
agreements, arrangements, or understandings
(whether written or oral) between or among
any such person, or any Shareholder Associate
of any such person, and any other person or
persons (including their names) in connection
with the proposal of such business and any
material interest of such person or any
Shareholder Associate of any such person, in
such business, including any anticipated
benefit therefrom to such person, or any
Shareholder Associate of any such person;
                     (D)	a description of all
commercial and professional relationships and
transactions between or among any such person,
or any Shareholder Associate of any such
person, and any other person or persons known
to such person or Shareholder Associate to
have a material interest in the matter that
is the subject of such notice;
                     (E)	all information relating
to each such person and each Shareholder
Associate of each such person that would be
required to be disclosed in a proxy statement
or other filing required to be made in
connection with the solicitation of proxies
by any such person with respect to the
proposed business to be brought by any such
person before the annual meeting pursuant to
Section 14 of the Exchange Act; and
                     (F)	a representation that
the shareholder of record giving notice
intends to appear in person or by proxy at
the annual meeting to bring such business
before the meeting.
                  (l)	A shareholder of record providing notice of
business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such
notice pursuant to this Section 1.8 of this Article I shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be
mailed and received by the Secretary at the principal executive offices of the Fund not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of the annual meeting.
                  (m)	No business (other than nominations for
election to the Board of Trustees, which must comply with the provisions of Section 1.9 of this Article I) shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.8 of this Article I. If the chair of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted at the meeting.
                  (n)	Nothing contained in this Section 1.8 of
this Article I shall be deemed to affect any rights of
shareholders to request inclusion of proposals in the Fund's proxy statement pursuant to Rule 14a-8 under the Exchange Act
(or any successor provision of law).
                  (o)	If information submitted pursuant to this
Section 1.8 of this Article I by any shareholder proposing to bring a matter before the annual meeting shall be inaccurate or incomplete in any material respect, such information may be deemed not to have been provided, and the notice in respect of which such information is required by this Section 1.8 may be deemed not to have been made, in accordance with this Section
1.8 of this Article I. Any such shareholder shall notify the
Fund of any inaccuracy or incompleteness (within two business days of becoming aware of such inaccuracy or change) in any such information.
Nomination of Trustees.
                  (p)	Only persons who are nominated in accordance
with the following procedures shall be eligible for election as Trustees of the Fund. Nominations of persons for election to the Board of Trustees may be made only at any annual meeting of shareholders, except to the extent otherwise required by the
1940 Act:
                        (i)	by or at the direction of the
Board of Trustees (or any duly authorized committee
thereof), or
                        (ii)	by any shareholder(s) of record
of the Fund:
                     (A)	who is a shareholder or
are shareholders of record on the date such
shareholder(s) give the notice provided for
in this Section 1.9 of this Article I and on
the record date for the determination of
shareholders entitled to notice of and to
vote at such annual meeting; and
                     (B)	who complies or comply
with the notice procedures set forth in this
Section 1.9 of this Article I.
                  (q)	In addition to any other applicable
requirements, for a nomination to be made by one or more shareholder(s) of record, such shareholder(s) must have given timely notice thereof in proper written form to the Secretary of the Fund.
                  (r)	To be timely, a record shareholder's notice
to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Fund:
                        (i)	in the case of an annual meeting,
not less than one hundred and twenty (120) days nor
more than one hundred and fifty (150) days prior to
the anniversary date of the immediately preceding
annual meeting of shareholders; provided, however,
that such notice for the 2011 annual meeting of
shareholders shall be delivered to the Secretary at
the principal executive offices of the Fund neither
earlier than 9:00 a.m., Eastern Time, on the 120th day
nor later than 5:00 p.m., Eastern Time, on the 90th day
before the first anniversary of the date of the proxy
statement for the preceding year's annual meeting of
shareholders; provided, further, however, that in the
event that an annual meeting is called for a date that
is not within twenty-five (25) days before or after
such anniversary date, notice by the shareholder of
record in order to be timely must be so received not
later than the close of business on the tenth (10th)
day following the day on which such notice of the date
of the annual meeting was mailed or such public
disclosure of the date of the annual meeting was made,
whichever first occurs; and
                        (ii)	in no event shall the
adjournment or postponement of an annual meeting, or
the public announcement of such an adjournment or
postponement, commence a new time period (or extend
any time period) for the giving of notice as described
above.
                  (s)	To be in proper written form, a notice from
one or more record  shareholders to the Secretary must set forth the following information:
                        (i)	as to each person whom the
shareholder of record proposes to nominate for
election as a Trustee (a "Proposed Nominee") and each
Proposed Nominee Associate of each such person:
                     (A)	the name, age, business
address and residence address of such
Proposed Nominee and of each Proposed Nominee
Associate of such Proposed Nominee;
                     (B)	the principal occupation
or employment of such Proposed Nominee;
                     (C)	(1)  the number of
shares of each class or series of Shares
which are owned beneficially or of record,
directly or indirectly, by such Proposed
Nominee and each Proposed Nominee Associate
of such Proposed Nominee, and the name and
address of the record holder(s) of such
Shares (if different than the beneficial
owner(s)) as they appear on the records of
the Fund,
                         (2)	whether and the extent
to which any derivative instrument, swap, option,
warrant, short interest, hedge or profit interest
or other transaction has been entered into by or
on behalf of such Proposed Nominee, or by or on
behalf of any Proposed Nominee Associate of such
Proposed Nominee, with respect to Shares,
                         (3)	whether and the extent
to which any other transaction, agreement,
arrangement or understanding (including any short
position or any borrowing or lending of Shares)
has been made by or on behalf of such Proposed
Nominee, or any Proposed Nominee Associate, where
the effect or intent of any of the foregoing is
to mitigate loss to, or to manage risk or benefit
of share price changes for, such Proposed Nominee,
or any Proposed Nominee Associate of such
Proposed Nominee, or to increase or decrease the
voting power or pecuniary or economic interest of
such Proposed Nominee, or any Proposed Nominee
Associate of such Proposed Nominee, with respect
to the Shares,
                         (4)	a description of all
agreements, arrangements, or understandings
(whether written or oral) between such Proposed
Nominee, and any Proposed Nominee Associate of
such Proposed Nominee, and any material interest
of such Proposed Nominee Associate, in such
nomination, including any anticipated benefit
therefrom to such Proposed Nominee Associate;
                         (5)	a description of all
commercial and professional relationships and
transactions between or among such Proposed
Nominee, or any Proposed Nominee Associate, and
any other person or persons known to such person
or Proposed Nominee Associate to have a material
interest in such nominations;
                         (6)	a representation as to
whether such Proposed Nominee is an "interested
person," as defined under Section 2(a)(19) of the
1940 Act, of the Fund and sufficient information
about the Proposed Nominee to permit counsel to
the Fund to confirm such representation,
including information with respect to each
relationship set forth in Section 2(a)(19) of the
1940 Act which may cause such Proposed Nominee to
be an interested person of the Fund or a
representation that no such relationship exists,
and
                         (7)	all information
necessary to establish that the Proposed Nominee
satisfies the Trustee qualifications as set out
in Section 2.3 of Article II of these By-Laws;
                     (D)	all information relating
to such Proposed Nominee and each Proposed
Nominee Associate of such Proposed Nominee
that would be required to be disclosed in a
proxy statement or other filings required to
be made in connection with solicitations of
proxies for election of Trustees in an
election contest pursuant to Section 14 of
the Exchange Act (even if an election contest
is not involved); and
                        (ii)	as to each shareholder of record
giving the notice, and each beneficial owner, if
different than the shareholder of record, on whose
behalf the nomination is being made,
                     (A)	the name and record
address of such person and of each
Shareholder Associate of each such person;
                     (B)	(1)  the number of
shares of each class or series of Shares
which are owned beneficially or of record,
directly or indirectly, by such person and
each Shareholder Associate of such person,
                         (2)	whether and the extent
to which any derivative instrument, swap, option,
warrant, short interest, hedge or profit interest
or other transaction has been entered into by or
on behalf of such person, or by or on behalf of
any Shareholder Associate, with respect to Shares,
and
                         (3)	whether and the extent
to which any other transaction, agreement,
arrangement or understanding (including any short
position or any borrowing or lending of Shares)
has been made by or on behalf of such person, or
by or on behalf of any Shareholder Associate of
such person, when the effect or intent of any of
the foregoing being is to mitigate loss to, or to
manage risk or benefit of Share price changes for,
such person, or any Shareholder Associate of such
person, or to increase or decrease the voting
power or pecuniary or economic interest of such
person, or any Shareholder Associate of such
person, with respect to Shares;
                     (C)	a description of all
agreements, arrangements, or understandings
(whether written or oral) between such person,
and any Shareholder Associate of such person,
and any proposed nominee or any other person
or persons (including their names) pursuant
to which the nomination(s) are being made by
such person, and any material interest of
such person, and any Shareholder Associate,
in such nomination, including any anticipated
benefit therefrom to such person, and any
Shareholder Associate of such person;
                     (D)	a description of all
commercial and professional relationships and
transactions between or among any such person,
or any Shareholder Associate of any such
person, and any other person or persons known
to such person or Shareholder Associate to
have a material interest in such nomination;
                     (E)	all information relating
to such person and each Shareholder Associate
of such person that would be required to be
disclosed in a proxy statement or other
filings required to be made in connection
with the solicitation of proxies for election
of Trustees in an election contest pursuant
to Section 14 of the Exchange Act (even if an
election contest is not involved);
                     (F)	a representation that
the shareholder(s) giving notice intends to
appear in person or by proxy at the annual
meeting to nominate the person(s) named in
the notice.
                        (iii)	Such notice must be accompanied
by a certificate executed by the Proposed Nominee
certifying that such Proposed Nominee (a) is not, and
will not become a party to, any agreement, arrangement
or understanding with any person or entity other than
the Fund in connection with service or action as a
Trustee of the Fund that has not been disclosed to the
Fund, (b) will serve as a Trustee of the Fund if
elected, and (c) satisfies the Trustee qualifications
as set out in Section 2.3 of Article II of these By-
Laws;.
                  (t)	A shareholder or shareholders of record
providing notice of any nomination proposed to be made at an annual meeting shall further update and supplement such notice, if necessary, so that:
                        (i)	 the information provided or
required to be provided in such notice pursuant to
this Section 1.9 of this Article I shall be true and
correct as of the record date for determining the
shareholders entitled to receive notice of the annual
meeting, and such update and supplement shall be
delivered to or be mailed and received by the
Secretary at the principal executive offices of the
Fund not later than five (5) business days after the
record date for determining the shareholders entitled
to receive notice of such annual meeting; and
                        (ii)	any subsequent information
reasonably requested by the Board of Trustees to
determine that the Proposed Nominee has met the
Trustee qualifications as set out in Section 2.3 of
this Article II is provided, and such update and
supplement shall be delivered to or be mailed and
received by the Secretary at the principal executive
offices of the Fund not later than five (5) business
days after the request by the Board of Trustees for
subsequent information regarding Trustee
qualifications has been delivered to or mailed and
received by such shareholder of record, or group of
shareholders of record, providing notice of any
nomination.
                  (u)	No person shall be eligible for election as
a Trustee of the Fund unless nominated in accordance with the procedures set forth in this Section 1.9 of this Article I. If the chair of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chair
shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
                  (v)	Notwithstanding any provision of this
Section 1.9 of this Article I to the contrary, a nomination of persons for election to the Board of Trustees may be submitted for inclusion in the Fund's proxy materials to the extent
required by rules adopted from time to time by the SEC providing for such nominations and inclusion and interpretations thereof ("proxy access rules"), and, if such nomination is submitted under the proxy access rules, such submission:
                        (i)	in order to be timely, must be
delivered to, or be mailed and received by, the
Secretary at the principal executive offices of the
Fund no later than 120 calendar days before the
anniversary of the date that the Fund mailed (or
otherwise disseminated) its proxy materials for the
prior year's annual meeting (or such other date as may
be set forth in the proxy access rules for companies
without advance notice bylaws);
                        (ii)	in all other respects, must be
made pursuant to, and in accordance with, the terms of
the proxy access rules, as in effect at the time of
the nomination, or any successor rules or regulations
of the SEC then in effect; and
                        (iii)	must provide the Fund with any
other information required by this Section 1.9 of this
Article I, by applicable law, the Declaration or a
resolution of the Trustees for nominations not made
under the proxy access rules, except to the extent
that requiring such information to be furnished is
prohibited by the proxy access rules.  The provisions
of this paragraph (g) of this Section 1.9 of this
Article I do not provide shareholders of the Fund with
any rights, nor impose upon the Fund any obligations,
other than the rights and obligations set forth in the
proxy access rules.
                  (w)	If information submitted pursuant to this
Section 1.9 of this Article I by any shareholder proposing a nominee for election as a Trustee shall be inaccurate or incomplete in any material respect, such information may be deemed not to have been provided, and the nomination in respect of which such information is required by this Section 1.9 may be deemed not to have been made, in accordance with this Section
1.9 of this Article I. Any such shareholder shall notify the Fund of any inaccuracy or incompleteness (within two business days of becoming aware of such inaccuracy or change) in any such information.
Conduct of Meetings. The Board of Trustees of the Fund may adopt by resolution such rules and regulations for the conduct of any meeting of the shareholders as it shall deem appropriate. Every meeting of the stockholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the Board of Trustees, by one of the officers present at the meeting, and if no officer is present, by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. In the discretion of the chairman of the meeting selected pursuant to the foregoing provisions of this Section 1.10, the lead independent Trustee may conduct such meeting of shareholders in lieu of the individual selected pursuant to the foregoing provisions. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Trustees or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary of the meeting. In the event that the Secretary presides at a meeting of the stockholders, an Assistant
Secretary, or, in the absence of Assistant Secretaries, an individual appointed by the Board of Trustees or the chairman of the meeting, shall record the minutes of the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Trustees, the chairman of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Trustees or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the meeting shall formally commence; (c) the determination of rules for adjournment of the meeting prior to or after the formal commencement of the meeting; (d) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; (e) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (f) rules and procedures for maintaining order at the meeting and the safety of those present, including without limitation removing any individual who refuses to comply with meeting procedures; (g) limitations on attendance at and participation in the meeting to shareholders, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (h) restrictions on entry to the meeting after the time fixed for the commencement thereof; (i) limitations on the time allotted to questions or comments by shareholders; (j) the extent to which, if any, other participants are permitted to speak; and (k) removing any shareholder or any other individual who refused to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting.
Postponements; Adjournments. The Board of Trustees may, prior to a meeting of shareholders being convened, postpone such meeting from time to time to a date not more than 130 days after the original record date. The chairman of any meeting of the shareholders may adjourn the meeting from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Fund may transact any business which might have been transacted at the original meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than one hundred and thirty (130) days after the record date.
ARTICLE II

TRUSTEES
Annual and Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Except as required by applicable law, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent.
Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in absence of the Chairman, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by the written consent of a majority of the Trustees, shall be recorded by the Secretary of the Fund or such other person appointed by the Board of Trustees as the meeting secretary.
Qualification.
                  (a)	After Shares have been publicly offered,
only persons satisfying the following qualification requirements applicable to all Trustees may be nominated, elected, appointed, qualified or seated ("nominated or seated") to serve as a Trustee unless a majority of the Board of Trustees then in office shall have determined by resolution that failure to satisfy a particular qualification requirement will not present undue conflicts or impede the ability of the individual to discharge the duties of a Trustee or the free flow of information among Trustees or between the Fund's investment adviser and the Board of Trustees:
                        (i)	An individual nominated or
seated as a Trustee shall be at least twenty-one (21)
years of age and not older than such age as shall be
set forth in a written instrument signed or adopted by
not less than two-thirds of the Trustees then in
office and not under legal disability;
                        (ii)	An individual nominated or
seated as a Trustee shall, at the time the individual
is nominated or seated, serve as a director of no more
than 5 companies having securities registered under
the Exchange Act or treated as public reporting
companies under any comparable regulatory regime
(investment companies having the same investment
adviser or investment advisers in a control
relationship with each other shall all be counted as a
single company for this purpose);
                        (iii)	Except as set forth in this
Section 2.3 of this Article II, an individual
nominated or seated as a Trustee shall not be an
employee, officer, partner, member, director or record
or beneficial owner of 5% or more of any class of
securities of (A) any investment adviser or person in
a control relationship with such investment adviser
(other than the Fund's investment adviser or any
investment adviser in a control relationship with the
Fund's investment adviser), (B) any collective
investment vehicle, including the Fund, primarily
engaged in the business of investing in "investment
securities" (as defined in the 1940 Act) (an
"investment fund") (other than by reason of being an
employee, officer, partner, member, director or
controlling person of the Fund's investment adviser,
any investment adviser in a control relationship with
the Fund's investment adviser or any person in a
control relationship with any of the foregoing) or (C)
an entity controlling or controlled by any investment
adviser (other than the Fund's investment adviser or
any investment adviser in a control relationship with
the Fund's investment adviser or any person in a
control relationship with any of the foregoing) or
investment fund;
                        (iv)	An individual nominated or
seated as a Trustee shall not have been charged
(unless such charges were dismissed or the individual
was otherwise exonerated) with a criminal offense
involving moral turpitude, dishonesty or breach of
trust, or have been convicted or have pled guilty or
nolo contendere with respect to a felony under the
laws of the United States or any state thereof;
                        (v)	An individual nominated or
seated as a Trustee shall not be and shall not have
been subject to any censure, order, consent decree
(including consent decrees in which the respondent has
neither admitted nor denied the findings) or adverse
final action of any federal, state or foreign
governmental or regulatory authority (including self-
regulatory organizations), barring or suspending such
individual from participation in or association with
any investment-related business or restricting such
individual's activities with respect to any
investment-related business (collectively, "Prohibited Conduct"), nor shall an individual nominated or seated as a Trustee be the subject of any
investigation or proceeding that could reasonably be
expected to result in an individual nominated or
seated as a Trustee failing to satisfy the
requirements of this paragraph, nor shall any
individual nominated or seated as a Trustee be or have
engaged in any conduct which has resulted in, or could
have reasonably been expected or would reasonably be
expected to result in, the SEC censuring, placing
limitations on the activities, functions, or
operations of, suspending, or revoking the
registration of any investment adviser under Section
203(e) or (f) of the Investment Advisers Act of 1940;
                        (vi)	An individual nominated or
seated as a Trustee shall not be and shall not have
been the subject of any of the ineligibility
provisions contained in Section 9(a) of the 1940 Act
that would result in, or could have reasonably been
expected or would reasonably be expected to result in
such individual or a company of which such individual
is an affiliated person (as defined in Section 2(a)(3)
of the 1940 Act) being ineligible, in the absence of
an exemptive order under Section 9(c) of the 1940 Act,
to serve or act in the capacity of employee, officer,
director, member of an advisory board, investment
adviser, or depositor of any registered investment
company, or principal underwriter for any registered
investment company, registered unit investment trust,
or registered face-amount certificate company;
                        (vii)	An individual nominated or
seated as a Trustee shall not be and shall not have
been the subject of any of the ineligibility
provisions contained in Section 9(b) of the 1940 Act
that, in the absence of an exemptive order under
Section 9(c) of the 1940 Act, would permit, or could
reasonably have been expected or would reasonably be
expected to permit the SEC by order to prohibit,
conditionally or unconditionally, either permanently
or for a period of time, such individual from serving
or acting as an employee, officer, director, member of
an advisory board, investment adviser or depositor of,
or principal underwriter for, a registered investment
company or affiliated person (as defined in Section
2(a)(3) of the 1940 Act) of such investment adviser,
depositor, or principal underwriter;
                        (viii)	An individual nominated or
seated as an Independent Trustee shall  not be an
"interested person," as defined under Section 2(a)(19)
of the 1940 Act, of the Fund;
                        (ix)	An individual nominated or
seated as a Trustee shall not be the beneficial owner
of, or be a person party to an agreement, arrangement, understanding or practice for sharing information or decisions concerning shareholder actions or the
acquisition, disposition or voting of Shares, who in
the aggregate are the beneficial owners of 5% or more
of the outstanding shares of any class of Shares of
the Fund (each such person other than the Fund's
investment adviser, any investment adviser in a
control relationship with the Fund's investment
adviser or any person in a control relationship with
any of the foregoing, a "5% Holder") and shall not
have a Disclosure Relationship with a 5% Holder;
                        (x)	An individual nominated or
seated as a Trustee shall not, and any immediate
family member of such nominee shall not, be employed
or have been employed within the last two full
calendar years and current year by, or have, or have
had within the last two full calendar years and
current year any material commercial or professional relationship with, any 5% Holder or any person who controls, is controlled by, is under common control
with or acts in concert with any 5% Holder;
                        (xi)	An individual nominated or
seated as a Trustee shall not, and any immediate
family member of such nominee shall not, have accepted
directly or indirectly, during the calendar year of
the election for which such individual is nominated or
seated or during the immediately preceding calendar
year, any consulting, advisory, or other compensatory
fee from any 5% Holder or from any person who controls,
is controlled by, is under common control with or acts
in concert with any 5% Holder;
                        (xii)	An individual nominated or
seated as a Trustee shall not, and any immediate
family member of such nominee shall not, be an officer, director, general partner or managing member (or person performing similar functions) of any 5% Holder
or of any person who controls, is controlled by, is
under common control with or acting in concert with a
5% Holder;
                        (xiii)	An individual nominated or
seated as a Trustee shall not, and any immediate
family member of such nominee shall not, be employed
or have been employed within the last two full
calendar years and the current year by any investment
fund or any company or companies controlled by one or
more investment funds which in the aggregate
beneficially own (A) more than three percent (3%) of
the outstanding voting Shares of the Fund, (B)
securities issued by the Fund having an aggregate
value in excess of five percent (5%) of the total
assets of such investment fund and any company or
companies controlled by such investment fund, (C)
securities issued by the Fund and by all other
investment funds having an aggregate value in excess
of ten percent (10%) of the total assets of the
investment company making such investment and any
company or companies controlled by the investment fund
making such investment, or (D) together with other
investment funds having the same investment adviser
and companies controlled by such investment funds,
more than ten percent (10%) of the total outstanding
Shares of the Fund (an investment fund making such
investment(s) and any company or companies controlled
by it in the aggregate owning securities in excess of
the amounts set forth in (A), (B), (C) or (D), but
excluding any investment fund managed by the Fund's
investment adviser or an investment adviser in a
control relationship with the Fund's investment
adviser, being referred to as a "12(d) Holder"), or by
any person who controls, is controlled by, under
common control with or acts in concert with a 12(d)
Holder;
                        (xiv)	An individual nominated or
seated as a Trustee shall not, and any immediate
family member of such nominee shall not, have accepted
directly or indirectly, during the calendar year of
the election for which such individual is nominated or
seated, or during the immediately preceding calendar
year, any consulting, advisory, or other compensatory
fee from any 12(d) Holder or from any person who
controls, is controlled by, is under common control
with or acts in concert with any 12(d) Holder;
                        (xv)	An individual nominated or
seated as a Trustee shall not, and any immediate
family member of such nominee shall not, be an officer, director, partner or managing member (or person performing similar functions) of any 12(d) Holder or
of any person who controls, is controlled by, is under
common control with or is acting in concert with a
12(d) Holder; and
                        (xvi)	An individual nominated or
seated as a Trustee shall not, and any immediate family member of such nominee shall not, control or act in concert with any 12(d) Holder or any person who controls, is controlled by, is under common control with or is acting in concert with a 12(d) Holder.
Governance. The Board of Trustees may from time to time require all its members (including any individual nominated to serve as a Trustee) to agree in writing as to matters of corporate governance, business ethics and confidentiality while such persons serve as a Trustee, such agreement to be on the terms and in a form determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees.
ARTICLE III

OFFICERS
Officers of the Fund. The officers of the Fund shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person, except that the same person may not be both President and Secretary. No officer of the Fund need be a Trustee. Election and Tenure. At the initial organization meeting, the Trustees shall elect the President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Fund. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.
Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.
Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer's duties in such amount and with such sureties as the Trustees may determine.
Chairman, President, and Vice Presidents. The Chairman, if any, shall, if present, preside at all meetings of the shareholders and of the Trustees. The President shall be the chief executive officer of the Fund and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Fund and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Trustees, the President shall each have power in the name and on behalf of the Fund to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Fund. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Fund at any meetings of business organizations in which the Fund holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Fund to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.
Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, shareholders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Fund, if any, and the Secretary
(and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Fund which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Fund. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.
Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Fund, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Fund or to its order. The Treasurer shall deposit all funds of the Fund in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Fund as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Fund's transactions which shall be the property of the Fund, and which together with all other property of the Fund in the Treasurer's possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Fund and shall also be the principal financial officer of the Fund. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine.
Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Fund. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Fund shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.
ARTICLE IV

MISCELLANEOUS
Depositories. The funds of the Fund shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize. Signatures. All contracts and other instruments shall be executed on behalf of the Fund by its properly authorized officers, agent or agents, as provided in the Declaration or By-Laws or as the Trustees may from time to time by resolution provide.
Seal.  The Fund is not required to have any seal, and the
adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Fund, may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.
Disclosure of Holdings.  The holders of Shares or other
securities of the Fund shall upon demand disclose to the
Trustees in writing such information with respect to direct and indirect ownership, control over, holding with power to vote or other beneficial ownership of Shares or other securities of the Fund as the Trustees deem necessary or appropriate.
Governing Law. These By-Laws and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of the state in which the Fund was formed, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.
Provisions in Conflict with Law or Regulation.
                  (a)	The provisions of these By-Laws are
severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the
Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.
                  (b)	If any provision of these By-Laws shall be
held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these By-Laws in any jurisdiction.
ARTICLE V

SHARE TRANSFERS
Transfer Agents, Registrars and the Like.  As provided in
Section 5.7 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the various classes and series, if any, of the Fund as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.
Transfer of Shares. The Shares of the Fund shall be transferable on the books of the Fund only upon delivery to the Trustees or a transfer agent of the Fund of proper documentation as provided in Section 5.8 of the Declaration. The Fund, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.
Registered Shareholders. The Fund may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.
ARTICLE VI

AMENDMENT OF BY-LAWS
Amendment and Repeal of By-Laws. In accordance with Section 3.8 of the Declaration, only the Trustees shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees then in office. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

Amended by the Board of Trustees on:	 [___________], 2011